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A PARTNERSHIP OF INCORPORATED PROFESSIONALS                     AMISANO HANSON
                                                         CHARTERED ACCOUNTANTS


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in the Form SB-2 Amendment #5 of GlobePan Resources, Inc. (the "Company"), of our report of July 25, 2005 on the financial statements as of June 30, 2005 and for the period then ended. We also consent to the reference to our firm under the heading "Experts" in the Form SB-2. Our report dated July 25, 2005 contains additional comments that state that conditions and events exist that cast substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.






Vancouver, Canada                                              "AMISANO HANSON"
June 27, 2006                                            CHARTERED  ACCOUNTANTS


750 WEST PENDER STREET, SUITE 604                        TELEPHONE: 604-689-0188
VANCOUVER CANADA                                         FACSIMILE: 604-689-9773
V6C 2T7                                                E-MAIL: amishan@telus.net